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                                                                   EXHIBIT 10.23

Mr. Christopher J. Davis
Safeguard Delaware Inc.
Safeguard Scientifics Inc., Delaware
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
                                                                  March 25, 2002
                                  CONFIDENTIAL

Dear Mr. Davis:

Comerica Bank - California is pleased to provide this commitment letter to Safeguard Delaware Inc. and Safeguard Scientifics Inc., Delaware, to make available the following credit facility. This commitment supersedes any previous communications with or correspondence from the Bank and is subject to execution of a definitive written agreement and documentation for the transaction described in this letter. The terms of the financing are as follows:


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BORROWER:                           Safeguard Delaware Inc. and Safeguard
                                    Scientifics Inc., Delaware (the "Co-
                                    Borrowers")

LENDER:                             COMERICA BANK - CALIFORNIA (the "Bank")

FACILITY:                           A $25,000,000.00 Revolving Line of Credit

TERMS:                              Monthly interest, principal due upon
                                    maturity

MATURITY:                           364 days from date of definitive loan
                                    documents

INTEREST RATE:                      Prime+0% (currently Prime is 4.75%)

FEES: 0.125% quarterly unused fee, payable quarterly in arrears, unless average quarterly deposit balance exceeds $5,000,000.00

DOCUMENTATION COSTS:                All legal fees, closing costs and
                                    documentation fees to be paid by Borrowers, whether or not this transaction closes.

GUARANTORS:                         Safeguard Scientifics Inc.

COLLATERAL:                         Unsecured

FINANCIAL COVENANTS:                Borrower is to maintain all financial
                                    covenants on an ongoing basis (unless
                                    otherwise stated):
                                    1)       Minimum unrestricted cash must be
                                             2x commitment amount. When the line
                                             is in use, Co-Borrower shall
                                             maintain in unrestricted deposit
                                             balances at the Bank, 2x their
                                             usage amount.
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                                    2)       Co-Borrowers shall not have
                                             impairment charges against the Book
                                             Value of Private Partner Companies
                                             in excess of $50,000,000. Impact of
                                             FASB 142 should be excluded from
                                             this calculation.
                                    3)       Borrower and Guarantor to remain in
                                             compliance and in good standing
                                             with all Partnership, Operating,
                                             and Management Agreement

     OTHER COVENANTS:               1)       Borrower will be subject to
                                             standard representations,
                                             warranties, and covenants for
                                             transactions of this type.
                                    2)       Bank will have no obligation to
                                             close and fund this loan if a
                                             Material Adverse Change in
                                             Borrower's business or financial
                                             condition has occurred.
                                    3)       Bank reserves the right, at
                                             Borrower's expense, to inspect
                                             Borrower's books and records by
                                             Bank's designated agent, with
                                             results satisfactory to Bank.
                                    4)       Borrower shall notify Bank in
                                             writing of any legal action
                                             commenced against it that may
                                             result in damages over $500,000.00.
                                             Borrower shall provide Bank with
                                             such notice immediately upon
                                             Borrower's receipt of notice of
                                             such legal action.

   REPORTING REQUIREMENTS:          1)       10Qs within 45 days of quarters
                                             ending Q1, Q2, and Q3 for Safeguard
                                             Scientifics Inc.
                                    2)       10K within 90 days of FYE for
                                             Safeguard Scientifics Inc.
                                    3)       Accompanying 10Ks and 10Q:
                                             -   Compliance Certificate
                                             -   Company-prepared consolidating
                                                 financial statements for
                                                 Safeguard Scientifics.

CONDITIONS OF CLOSING:              The following shall be satisfied by Borrower
                                    prior to closing and shall be conditions precedent to Bank's obligation to fund the loan:
                                    1)       Borrower shall execute and deliver
                                             to Bank any and all Documents
                                             required by Bank within 90 days of
                                             the Credit Approval.
                                    2)       All reasonable out-of-pocket
                                             expenses including loan
                                             documentation expenses incurred,
                                             whether or not the transaction is
                                             closed by Bank in connection with
                                             its due diligence and closing of
                                             this transaction shall be
                                             reimbursed by the Borrower.

EXPIRATION:                         Unless Borrower accepts this commitment
                                    letter on or before April 2, 2002 this
                                    commitment letter will expire and be of no further effect.

This letter is provided solely for your information and is delivered to you with the understanding that neither it, nor its substance, shall be disclosed nor relied upon by any third person, except those who are in confidential relationship to you, or where the same is required by law.
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If the terms set forth above are acceptable to you, please so indicate by signing and returning the original of this letter to us. Upon return of this letter, the Bank will prepare drafts of definitive loan documents for your review.

It is intended that all legal rights and obligations of the Bank and Borrower would be set forth in signed definitive loan documents acceptable to Bank and its counsel, which will contain covenants in addition to the ones contained above.

On behalf of the Bank, we are delighted to make this credit facility available to Safeguard Delaware Inc. and Safeguard Scientifics Inc., Delaware, and look forward to a long and mutually rewarding relationship. Please don't hesitate to call if you have any questions, I can be reached at (650) 233 3082.

Sincerely,

/s/ Judith Erwin

Senior Vice President/Director of Venture Fund Services
Comerica Bank - California

Accepted and Agreed to:




SAFEGUARD DELAWARE INC. AND
SAFEGUARD SCIENTIFICS INC., DELAWARE

By:      /s/ Tonya L Zweier
Title:   Vice President
Date:    March 25, 2001